CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Equity Trust:

We consent to the use of our report dated May 1, 1998 for Evergreen American Retirement Fund, Evergreen Balanced Fund, Evergreen Foundation Fund and Evergreen Tax Strategic Foundation Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the statement of additional information.



                                        /s/ KPMG Peat Marwick LLp
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
July 29, 1998